Exhibit 99.1

Quanex Building Products Announces First Quarter 2016 Results and Reaffirms Full Year 2016 Guidance

Margin Expansion Led by Improvement in North America Vinyl Profiles Business

Significant EBITDA Contribution from HL Plastics & Woodcraft Acquisitions

HOUSTON, TEXAS - March 7, 2016 - Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company) today announced its results for the three months ended January 31, 2016.

Bill Griffiths, Chairman, President and Chief Executive Officer, commented, “Despite the fact that the first quarter of each year is typically challenging for our industry, we are off to a strong start in 2016 and at this time we are confident the full year 2016 guidance we previously provided is achievable. Our continued focus on operational excellence is the primary reason for the margin improvements during the quarter, most notably in our vinyl profiles business in North America. As stated previously, we anticipated realizing benefits of the capital investment we made in this business by the end of 2015. We clearly saw the positive impact of this in the fourth quarter and that improvement carried forward into the first quarter of 2016. In addition, the integration of HL Plastics and Woodcraft is progressing as planned and both had a positive impact on first quarter results.”

First Quarter 2016 Highlights

•	Adjusted EBITDA* increased to $18.2 million compared to $2.6 million in Q1 2015

•	Adjusted EBITDA* margin improved by ~700 basis points to 9% vs. Q1 2015

•	Adjusted net loss* from continuing operations of ($0.8) million, or ($0.02) per diluted share vs. adjusted net loss of ($3.0) million, or ($0.08) per diluted share in Q1 2015

•	Pro forma net debt/adjusted EBITDA* leverage ratio improved by 0.2x to 2.7x since closing the Woodcraft acquisition on November 2, 2015

*	Adjusted EBITDA excludes selected items related to transaction costs and a purchase price accounting inventory step-up at Woodcraft. Adjusted net loss excludes a foreign currency transaction loss in addition to the aforementioned selected items.

Quanex generated net sales of $201.5 million during the first quarter of 2016, an increase of 58% compared to the first quarter of 2015. The increase was primarily driven by contributions resulting from the acquisitions of HL Plastics and Woodcraft Industries in 2015 combined with steady growth amongst all other product lines, slightly offset by foreign exchange impact.

EBITDA for the three months ending January 31, 2016 was $10.8 million. After adjusting for selected items related to transaction costs and a purchase price accounting inventory step-up at Woodcraft, the Company reported adjusted EBITDA of $18.2 million for the quarter, an increase of $15.6 million compared to the same period of 2015. An adjusted EBITDA margin of 9% during the first quarter of 2016 represented a significant improvement compared to 2% for the first quarter of 2015. Margin expansion was realized across all product lines during the quarter, the majority of which came from Quanex’s vinyl profiles business in North America.

The Company reported a net loss from continuing operations of ($7.2) million, or ($0.21) per diluted share for the quarter ending January 31, 2016, compared to a net loss from continuing operations of ($3.1) million, or ($0.09) per diluted share for the quarter ending January 31, 2015. After adjusting for a foreign currency transaction loss in addition to the aforementioned selected items, Quanex reported an adjusted net loss from continuing operations of ($0.8) million, or ($0.02) per diluted share for the quarter, compared to an adjusted net loss of ($3.0) million, or ($0.08) per diluted share in the first quarter of 2015.

Additional information related to first quarter 2016 results, including a reconciliation of EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net), Adjusted EBITDA and Adjusted Net Loss to their most comparable GAAP measures, can be found in the supplemental schedules accompanying this press release.

Recent Events

The stockholders approved each of the following proposals voted on at the Company’s annual meeting held on March 4, 2016.

•	Election of Directors - William C. Griffiths and LeRoy D. Nosbaum were elected to serve as Class III directors on the Quanex Board of Directors until the Company’s Annual Meeting of Stockholders in 2019

•	Advisory Vote Approving Named Executive Officer Compensation - the stockholders approved the Company’s executive officer compensation structure

•	Amendment to Certificate of Incorporation to Declassify Board of Directors - Quanex’s Certificate of Incorporation was amended to declassify the Company’s Board of Directors over a three-year period commencing at the 2017 Annual Meeting of Stockholders

•	Amendment to Certificate of Incorporation to Set Supermajority Voting Provisions - Quanex’s Certificate of Incorporation was amended to set certain “supermajority voting provisions” with respect to amendments to the Certificate of Incorporation and Bylaws at 66 2/3% of the voting power of the Company’s shares

•	Ratification of Appointment of Grant Thornton LLP as Independent Public Accountants - Grant Thornton LLP was ratified as Quanex’s independent registered public accounting firm for the fiscal year ending October 31, 2016

Additionally, the Company’s Board of Directors declared a quarterly cash dividend of $0.04 per share on Quanex’s common stock, payable March 31, 2016, to shareholders of record on March 18, 2016.

Conference Call and Webcast Information

The Company has scheduled a conference call for Tuesday, March 8, 2016, at 11:00 a.m. ET (10:00 a.m. CT). To participate in the conference call dial (877) 356-0537 for domestic callers and (913) 667-2634 for international callers, in both cases using the conference passcode 48047821, and ask for the Quanex call a few minutes prior to the start time. The conference call will also be webcast live over the Internet on the Company’s website at http://www.quanex.com in the Investors section under Quarterly Earnings Webcast. A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through March 15, 2016. To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 48047821.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry. Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

For more information contact Scott Zuehlke, Vice President of Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the repositioning of the Company’s vinyl business, the future financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company’s industry, and the Company’s future growth, including revenue and EBITDA guidance. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the Company’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” in our other documents filed with the Securities and Exchange Commission from time to time. Any forward-looking statements in this press release are made as of the date hereof, and Quanex Building Products Corporation undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,
	2016	2015

Net sales	$201,468	$127,893
Cost of sales	159,348	105,804
Selling, general and administrative	31,288	19,496
Depreciation and amortization	12,970	8,208

Operating loss	(2,138)	(5,615)
Interest expense	(6,491)	(141)
Other, net	(2,361)	(151)

Loss before income taxes	(10,990)	(5,907)
Income tax benefit	3,741	2,813

Loss from continuing operations	(7,249)	(3,094)
Income from discontinued operations, net of taxes	—	23

Net loss	$(7,249)	$(3,071)

Loss per common share:
From continuing operations	$(0.21)	$(0.09)
From discontinued operations	$—	$—

Diluted loss per common share:
From continuing operations	$(0.21)	$(0.09)
From discontinued operations	$—	$—

Weighted average common shares outstanding:
Basic	33,763	35,079
Diluted	33,763	35,079

Cash dividends per share	$0.04	$0.04

QUANEX BUILDING PRODUCTS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$27,748	$23,125
Accounts receivable, net	65,762	64,080
Inventories, net	97,144	63,029
Prepaid and other current assets	10,953	7,992

Total current assets	201,607	158,226
Property, plant and equipment, net	200,494	140,672
Deferred income taxes	—	8,783
Goodwill	237,229	129,770
Intangible assets, net	174,888	120,810
Other assets	15,644	8,529

Total assets	$829,862	$566,790

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,298	$47,778
Accrued liabilities	34,776	37,364
Income taxes payable	496	747
Current maturities of long-term debt	8,752	2,359

Total current liabilities	87,322	88,248
Long-term debt	312,125	55,041
Deferred pension and postretirement benefits	6,385	5,701
Deferred income tax liabilities	20,956	—
Other liabilities	22,286	22,505

Total liabilities	449,074	171,495
Stockholders’ equity:
Common stock	376	376
Additional paid-in-capital	250,478	250,937
Retained earnings	213,087	222,138
Accumulated other comprehensive loss	(20,074)	(10,049)
Treasury stock at cost	(63,079)	(68,107)

Total stockholders’ equity	380,788	395,295

Total liabilities and stockholders’ equity	$829,862	$566,790

QUANEX BUILDING PRODUCTS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended January 31,
	2016	2015
Operating activities:
Net loss	$(7,249)	$(3,071)
Adjustments to reconcile net loss to cash provided by (used for) operating activities:
Depreciation and amortization	12,970	8,208
Stock-based compensation	1,527	1,264
Deferred income tax provision	(6,158)	(3,239)
Excess tax benefit from share-based compensation	(1)	(60)
Other, net	1,012	(478)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease in accounts receivable	20,912	15,323
Increase in inventory	(4,499)	(2,920)
Decrease (increase) in other current assets	1,178	(12)
Decrease in accounts payable	(8,305)	(10,298)
Decrease in accrued liabilities	(11,879)	(10,934)
Increase (decrease) in income taxes payable	300	(58)
Increase in deferred pension and postretirement benefits	684	520
Increase in other long-term liabilities	361	13
Other, net	(74)	(5)

Cash provided by (used for) operating activities	779	(5,747)
Investing activities:
Acquisitions, net of cash acquired	(245,946)	—
Capital expenditures	(8,652)	(7,321)
Proceeds from property insurance claim	—	513
Proceeds from disposition of capital assets	561	—

Cash used in investing activities	(254,037)	(6,808)
Financing activities:
Borrowings under credit facility	332,800	—
Repayments of credit facility borrowings	(68,500)	—
Debt issuance costs	(8,349)	—
Repayments of other long-term debt	(546)	(23)
Common stock dividends paid	(1,362)	(1,448)
Issuance of common stock	2,920	—
Excess tax benefit from share-based compensation	1	60
Purchase of treasury stock	—	(42,748)

Cash provided by (used in) financing activities	256,964	(44,159)

Effect of exchange rate changes on cash and cash equivalents	917	254

Increase (decrease) in cash and cash equivalents	4,623	(56,460)
Cash and cash equivalents at beginning of period	23,125	120,384

Cash and cash equivalents at end of period	$27,748	$63,924

QUANEX BUILDING PRODUCTS CORPORATION

NON-GAAP FINANCIAL MEASURE DISCLOSURE

(In thousands)

(Unaudited)

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) is a non-GAAP financial measure that Quanex’s management uses to measure its operational performance and assist with financial decision-making. EBITDA is a key metric used by management in determining the value of annual incentive awards for its employees. The Company believes this non-GAAP measure (included under market conditions outlined in our forward-looking guidance) provides a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. EBITDA may not be the same as that used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

	Three Months Ended January 31,
	2016	2015
Net loss	$(7,249)	$(3,071)
Income from discontinued operations, net of taxes	—	(23)
Income tax benefit	(3,741)	(2,813)
Other, net	2,361	151
Interest expense	6,491	141

Operating loss	(2,138)	(5,615)
Depreciation and amortization	12,970	8,208

EBITDA	$10,832	$2,593
Transaction related costs	5,090	—
Woodcraft PPA—Inventory Step-up	2,287	—

EBITDA as adjusted	$18,209	$2,593

EBITDA Margin, as adjusted	9%	2%

Financial Statistics as of January 31, 2016
Book value per common share:		$11.28
Total debt to capitalization:		45.7%
Return on invested capital:		3.6%
Actual number of common shares outstanding:		34,218,744

QUANEX BUILDING PRODUCTS CORPORATION

PRE-TAX & AFTER-TAX PRESENTATION

(In thousands, except per share data)

(Unaudited)

Income (Loss) from Continuing Operations As Adjusted and Diluted Earnings (Loss) from Continuing Operations As Adjusted are non-GAAP financial measures that exclude certain charges and credits because Quanex believes that such items are not indicative of its core operating results, are not indicative of trends, and do not provide meaningful comparisons with other reporting periods. The Company believes non-GAAP measures presented (included under market conditions outlined in our forward-looking guidance) provide a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. The definition of non-GAAP financial measures used by Quanex may not be the same as that used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

Pre-Tax Presentation	Q1 2016	Q1 2015
Loss Before Income Taxes from Continuing Operations As Reported	$(10,990)	$(5,907)
Benefit (Reduction) to Operating Income (Loss):
Transaction Related Expenses	5,090	—
Woodcraft PPA—Inventory Step-up	2,287	—
Net Foreign Currency Transaction Loss	2,475	182

Loss Before Income Taxes from Continuing Operations As Adjusted	$(1,138)	$(5,725)

After-Tax Presentation	Q1 2016	Q1 2016 EPS	Q1 2015	Q1 2015 EPS
Loss from Continuing Operations As Reported	$(7,249)	$(0.21)	$(3,094)	$(0.09)
Benefit (Reduction) to EPS:
Transaction Related Expenses	3,357	0.10	—	—
Woodcraft PPA—Inventory Step-up	1,508	0.04	—	—
Net Foreign Currency Transaction Loss	1,632	0.05	121	0.01

Loss from Continuing Operations As Adjusted	(752)	$(0.02)	(2,973)	$(0.08)